EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 SMART SMS CORP.


    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P97000048778
                   (Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this FLORIDA PROFIT CORPORATION adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (IF CHANGING):

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

ARTICLE IV IS AMENDED TO READ: "ARTICLE IV "The capital stock of this corporation shall consist of One Hundred Million (100,000,000) shares of capital stock, of which Twenty-Five Million (25,000,000) shall be shares of Preferred Stock with a par value of $.001 per share ("Preferred Stock"), and 75 Million (75,000,000) shall be shares of Common Stock with a par value of $.001 per share ("Common Stock"). The Board of Directors, by resolution only and without further action or approval, may cause the corporation to issue such preferred stock in one or more series and to establish the designation, voting powers, preferences, and rights of each series of Preferred Stock."

                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)
N/A
---

The date of each amendment(s) adoption: August 1, 2007

Effective date if applicable: August 1, 2007

The amendment was adopted by the board of directors without shareholder action and shareholder action was not required.

/S/ STEAPHAN WEIR
STEAPHAN WEIR
CHIEF EXECUTIVE OFFICER

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

                 SECURITIES PURCHASE AGREEMENT OF AUGUST 6, 2007

                                 SMART SMS CORP.

                          SECURITIES PURCHASE AGREEMENT

                              SENIOR SECURED NOTES

                                       AND

                                  COMMON STOCK

                                TABLE OF CONTENTS

                                                                            PAGE


1.  DEFINITIONS................................................................1

2.  PURCHASE AND SALE; PURCHASE PRICE..........................................7

  (a)  Purchase................................................................7
  (b)  Form of Payment.........................................................8
  (c)  Closing.................................................................8

3.  REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYERS.................8

  (a)  Purchase for Investment.................................................8
  (b)  Accredited Investor.....................................................8
  (c)  Reoffers and Resales....................................................8
  (d)  Company Reliance........................................................8
  (e)  Information Provided....................................................9
  (f)  Absence of Approvals....................................................9
  (g)  Securities Purchase Agreement...........................................9
  (h)  Buyer Status............................................................9

4.  REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY...............10

  (a)  Organization and Authority.............................................10
  (b)  Qualifications.........................................................10
  (c)  Capitalization.........................................................10
  (d)  Concerning the Shares and the Common Stock.............................11
  (e)  Corporate Authorization................................................11
  (f)  Non-contravention......................................................11
  (g)  Approvals, Filings, Etc................................................12
  (h)  Information Provided...................................................12
  (i)  Conduct of Business....................................................12
  (j)  Kevlertech Acquisition.................................................13
  (k)  Absence of Certain Proceedings.........................................13
  (l)  Financial Statements; Liabilities......................................13
  (m)  Material Losses........................................................14
  (n)  Absence of Certain Changes.............................................14
  (o)  Intellectual Property..................................................15
  (p)  Internal Accounting Controls...........................................15
  (q)  Compliance with Law....................................................16
  (r)  Properties.............................................................16
  (s)  Labor Relations........................................................16
  (t)  Insurance..............................................................16
  (u)  Tax Matters............................................................16
  (v)  Investment Company.....................................................17
  (w)  Absence of Brokers, Finders, Etc.......................................17
  (x)  No Solicitation........................................................17
  (y)  ERISA Compliance.......................................................17
  (z)  Rights Agreement; Interested Stockholder...............................17

5.   CERTAIN COVENANTS........................................................18

  (a)  Transfer Restrictions..................................................18

  (b)  Restrictive Legends....................................................18
  (c)  Reporting Status.......................................................19
  (d)  Form D.................................................................19
  (e)  State Securities Laws..................................................19
  (f)  Limitation on Certain Actions..........................................20
  (g)  Use of Proceeds........................................................20
  (h)  Best Efforts...........................................................20
  (i)  Debt Obligation........................................................20
  (j)  Follow-on Financing....................................................21
  (k)  Certain Restrictions...................................................21

6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL............................21

7.  CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE..........................22

8.  REGISTRATION RIGHTS.......................................................23

  (a)  Mandatory Registration.................................................23
  (b)  Obligations of the Company.............................................24
  (c)  Obligations of the Buyers and Other Investors..........................28
  (d)  Rule 144...............................................................29
  (e)  Piggy-Back Registrations...............................................29

9.  INDEMNIFICATION AND CONTRIBUTION..........................................30

  (a)  Indemnification........................................................30
  (b)  Contribution...........................................................32
  (c)  Other Rights...........................................................32

10. MISCELLANEOUS.............................................................32

  (a)  Governing Law..........................................................32
  (b)  Headings...............................................................32
  (c)  Severability...........................................................32
  (d)  Notices................................................................33
  (e)  Counterparts...........................................................33
  (f)  Entire Agreement; Benefit..............................................33
  (g)  Waiver.................................................................34
  (h)  Amendment..............................................................34
  (i)  Further Assurances.....................................................34
  (j)  Assignment of Certain Rights and Obligations...........................34
  (k)  Expenses...............................................................35
  (l)  Termination............................................................35
  (m)  Survival...............................................................36
  (n)  Public Statements, Press Releases, Etc.................................36
  (o)  Construction...........................................................37

ANNEXES

    ANNEX I        Form of  Senior Secured Note
    ANNEX II       Form of Opinion of Beth N. Ochoa, Esq.
    ANNEX III      Form of Security Agreement
    ANNEX IV       Form of Pledge Agreement
    ANNEX V        Form of Lockbox Agreement

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT, dated as of August 6, 2007 (this "Agreement"), by and between SMART SMS CORP., a Florida corporation (the "Company"), with headquarters located at 11301 Olympic Blvd., Suite 680, Los Angeles, CA 90064, and THOSE INVESTORS SET FORTH IN SCHEDULE A (each a "Buyer" and together the "Buyers").

                              W I T N E S S E T H:

      WHEREAS, each Buyer wishes to purchase from the Company and the Company wishes to sell to each Buyer, upon the terms and subject to the conditions of this Agreement, a promissory note of the Company having the aggregate principal amount set forth on Schedule A of this Agreement opposite each Buyer's name and in connection with which the Company shall issue to each Buyer shares of Common Stock as set forth on Schedule A (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section
1);

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    DEFINITIONS

      (a) As used in this Agreement, the terms "Agreement", "Buyer", "Buyers" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

      (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

      (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Blackout Period" means the period of up to 10 Trading Days (whether or not consecutive) during any period of 365 consecutive days after the date the Company notifies the Investors that they are required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8(b)(5)(A), during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend the Registration Statement or supplement the related Prospectus.

      "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of Los Angeles are authorized or required by law or executive order to remain closed.

      "Claims" means any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable fees and expenses of legal counsel (joint or several), incurred by a Person.

      "Closing Date" means 10:00 a.m., New York City time, on August 6, 2007 or such other mutually agreed to time.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

      "Collateral Agent" means ____________, as collateral agent pursuant to the Security Agreement.

      "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

      "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

      "Encumbrances" means all mortgages, deeds of trust, claims, security interests, liens, pledges, leases, subleases, charges, escrows, options, proxies, rights of occupancy, rights of first refusal, preemptive rights, covenants, conditional limitations, hypothecations, prior assignments, easements, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

      "Event of Default" shall have the meaning to be provided or provided in the Notes.

      "Financial Statements" mean the financial statements of the Company attached hereto as Schedule 4(l).

      "Follow-on Financing" shall mean a financing or financings of up to $7,000,000 pursuant to which Notes and Shares are issued upon the same terms and subject to the same conditions set forth herein.

      "Fundamental Change" shall have the meaning provided in the Note.

      "Indebtedness" shall have the meaning to be provided or provided in the Notes.

      "Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

      "Indemnified Person" means the Buyers and each other Investor who beneficially owns or holds Registrable Securities and each other Investor who sells such Registrable Securities in the manner permitted under this Agreement, the directors, if any, of such Investor, the officers or persons performing similar functions, if any, of the Buyers and any such Investor, each Person, if any, who controls a Buyer or any such Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

      "Intellectual Property" means all franchises, patents, trademarks, service marks, tradenames (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes and technology) used in the conduct of the business of the Company or any Subsidiary, or in which the Company or any Subsidiary has an interest.

      "Investor" and "Investors" means the Buyer or Buyers, as the case may be, and any transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9, and 10 of this Agreement.

      "Lockbox Agreement" means the Lockbox Agreement, dated August 6, 2007, in the form attached as ANNEX V.

      "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

      "1933 Act" means the Securities Act of 1933, as amended.

      "Notes" means the Senior Secured Notes of the Company issued to the Buyers in the form attached as ANNEX I.

      "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

      "Pledge Agreement" means the Pledge Agreement, dated August 6, 2007, executed by Steaphan Weir and Gordon Lee in favor of the Collateral Agent in the form attached as ANNEX IV.

      "Prospectus" means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto (including any information or documents incorporated therein by reference).

      "Purchase Price" means the purchase price for the Notes set forth on Schedule A of this Agreement.

      "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 thereunder, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

      "Registrable Securities" means (1) the Shares, (2) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the date hereof, such other stock or other securities which are issued or issuable in respect of or in lieu of the Shares and (3) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause (2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Common Stock.

      "Registration Default Period" means the period during which any Registration Event occurs and is continuing.

      "Registration Event" means the occurrence of any of the following events:

            (i) the Company fails to file with the SEC the Registration Statement on or before the date by which the Company is required to file the Registration Statement pursuant to Section 8(a)(1),

            (ii) the Registration Statement covering Registrable Securities is not declared effective by the SEC within 90 days following the filing thereof,

            (iii) after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, of any untrue statement of a material fact or omission of a material fact in the Registration Statement, or the Company's failure to update the Registration Statement) but except as excused pursuant to Section 8(b)(5),

            (iv) after the date on which securities of the Company are listed or included for quotation on a Trading Market (or were required to be so included in accordance with Section 5(l), the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on a Trading Market, or trading of the Common Stock is suspended or halted for a period exceeding 5 days on the Trading Market which at the time constitutes the principal market for the Common Stock, or

            (v) the Company fails, refuses or is otherwise unable timely to transfer any Shares as and when required by the Transaction Documents.

      "Registration Period" means the period from the SEC Effective Date to the earlier of (A) the date which is four years after the Closing Date (B), such date after which each Investor may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period) and
(C) the date on which the Investors no longer own any Registrable Securities.

      "Registration Statement" means a registration statement on Form S-1, Form SB-2, Form S-3 or such other form as may be available to the Company to be filed with the SEC under the 1933 Act relating to the Registrable Securities and which names the Investors as selling stockholders.

      "Regulation D" means Regulation D under the 1933 Act.

      "Required Information" means, with respect to each Investor, all information regarding such Investor, the Registrable Securities held by such Investor or which such Investor has the right to acquire and the intended method of disposition of the Registrable Securities held by such Investor or which such Investor has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Investor of such Registrable Securities.

      "Rule 144" means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a "safe harbor" exemption from registration under the 1933 Act so as to permit a holder to sell securities of the Company to the public without registration under the 1933 Act.

      "Rule 144A" means Rule 144A under the 1933 Act or any successor rule thereto.

      "SEC" means the Securities and Exchange Commission.

      "SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

      "SEC Filing Date" means the date the Registration Statement is first filed with the SEC pursuant to Section 8.

      "SEC Reports" means the periodic and other reports filed by the Company with the SEC pursuant to the 1934 Act including the information and documents incorporated therein by reference.

      "Securities" means, collectively, the Notes and the Shares.

      "Security Agreement" means the Security Agreement, dated August 6, 2007, between the Company and the Collateral Agent in the form attached as ANNEX III.

      "Shares" means the shares of Common Stock issued or issuable pursuant to this Agreement.

      "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

      "Trading Day" means at any time a day on which Trading Market or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

      "Trading Market" means a national securities exchange or the Over-The-Counter Bulletin Board.

      "Transaction Documents" means, collectively, this Agreement, the Securities, the Security Agreement, the Pledge Agreement, the Lock-Box Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

      "Violation" means:

      (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

      (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

      (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

      (iv) any breach or alleged breach by any Person other than the Buyers of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

      2.    PURCHASE AND SALE; PURCHASE PRICE.

      (A) PURCHASE. Upon the terms and subject to the conditions of this Agreement, each Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each Buyer, on the Closing Date, a Note in the principal amount set forth on SCHEDULE A of this Agreement opposite each Buyer's name and having the terms and conditions as set forth in the form of the Note attached hereto as ANNEX I for the Purchase Price. In connection with the purchase of the Notes by the Buyers, the Company shall issue to each Buyer at the closing on the Closing Date on Share for each $1.00 principal amount of the Note purchased by Buyer.

      (B) FORM OF PAYMENT. Payment by the Buyers of the Purchase Price to the Company on the Closing Date shall be made by wire transfer of immediately available funds as may be directed by the Company.

      (C) CLOSING. The issuance and sale of the Notes and the issuance of the Shares shall occur on the Closing Date at the offices of Moomjian, Waite, Wactlar & Coleman, LLP, 100 Jericho Quadrangle, Jericho, New York 11753. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Buyers the Notes and the Shares against payment by the Buyers to the Company of an amount equal to the Purchase Price, and (2) the Buyers shall pay to the Company an amount equal to the Purchase Price against delivery by the Company to the Buyers of the Notes and the Shares. Additional closings may be held with respect to Follow-on Financings, the terms of which shall be governed by this Agreement and the other Transaction Documents.

      3.    REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYERS.

      Each Buyer, severally and not jointly, represents and warrants as to itself to, and covenants and agrees with, the Company as follows:

      (A) PURCHASE FOR INVESTMENT. The Buyer is purchasing the Note and acquiring the Shares for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; and the Buyer has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom;

      (B) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act;

      (C) REOFFERS AND RESALES. The Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act;

      (D) COMPANY RELIANCE. The Buyer understands that the Note is being offered and sold and the Shares are being issued to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities;

      (E) INFORMATION PROVIDED. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Note and the offer of the Shares deemed relevant by them (assuming the accuracy and completeness of the Company's responses to the Buyer's requests); the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and its Subsidiaries and have received satisfactory answers to any such inquiries. The Buyer understands that its investment in the Securities involves a high degree of risk;

      (F) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

      (G) SECURITIES PURCHASE AGREEMENT. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law; and

      (H) BUYER STATUS. The Buyer is not a "broker" or "dealer" as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

      4.    REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

      The Company represents and warrants to, and covenants and agrees with, the Buyers as follows:

      (A) ORGANIZATION AND AUTHORITY. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and as proposed to be conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. Except as set forth on SCHEDULE 4(A), the Company does not have any equity investment in any other Person other than the Subsidiaries listed in SCHEDULE 4(A) hereto. The value on the books of the Company of the Subsidiaries and all other Persons in which the Company has an equity interest is listed on SCHEDULE 4(A).

      (B) QUALIFICATIONS. The Company and each of the Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

      (C) CAPITALIZATION. (1) The authorized capital stock of the Company consists of (A) 75,000,000 shares of Common Stock, of which 35,137,663 shares are issued and outstanding and (B) 25,000,000 shares of Preferred Stock, $.001 par value, of which 730,000 have been designated as Series A Convertible Preferred Stock, 730,000 of which are issued and outstanding. SCHEDULE 4(C) hereto discloses all outstanding options or warrants for the purchase of, or rights to purchase or subscribe for, or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities.

      (2) The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (A) all options, warrants, convertible securities, exchangeable securities, and other rights to acquire shares of Common Stock which are outstanding and (B) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary. There will be no antidilution or similar adjustment by reason of issuance of the Notes and the Shares. The outstanding shares of Common Stock of the Company and outstanding options, warrants, rights, and other securities entitling the holders to purchase or otherwise acquire Common Stock have been duly and validly authorized and issued. None of the outstanding shares of Common Stock or options, warrants, rights, or other such securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of Common Stock of the Company and options, warrants, rights, and other securities were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. Except for as set forth on SCHEDULE 4(C) attached hereto, no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

      (D) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized and will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Shares. The Common Stock is traded on the Pink Sheets. The Company knows of no reason that the Shares will be ineligible for quotation on the Pink Sheets.

      (E) CORPORATE AUTHORIZATION. This Agreement and the other Transaction Documents to which the Company is or will be a party have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by each Buyer, this Agreement is, and the Transaction Documents will be, when executed and delivered by the Company, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

      (F) NON-CONTRAVENTION. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities as contemplated by this Agreement and consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both,
(i) result in any violation of any term or provision of the articles of incorporation (including all certificates of designation) or bylaws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

      (G) APPROVALS, FILINGS, ETC. No authorization, approval or consent of, or filing with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (x) the execution, delivery and performance by the Company of the Transaction Documents, (y) the issuance and sale of the Securities as contemplated by this Agreement and the terms of the Notes and (z) the performance by the Company of its obligations under the Transaction Documents, other than (1) registration of the resale of the Shares under the 1933 Act as contemplated by Section 8, (2) as may be required under applicable state securities or "blue sky" laws, and (3) filing of one or more Forms D with respect to the Securities as required under Regulation D.

      (H) INFORMATION PROVIDED. The SEC Reports, the Financial Statements the Transaction Documents and the instruments delivered by the Company to the Buyers in connection with the closing on the Closing Date do not and will not on the date of execution and delivery of this Agreement, the date of delivery thereof to the Buyers and on the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(h), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(h) to the extent that a statement in any document included in such information which was prepared and furnished to the Buyers on a later date or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

      (I) CONDUCT OF BUSINESS. Since December 31, 2006, neither the Company nor any Subsidiary has (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on such date; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute a Fundamental Change. The Company and each Subsidiary owns, possesses or has obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its business or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

      (J) KEVLERTECH ACQUISITION. The forms of documents to be utilized in connection with the acquisition of Kevlertech Inc. have been provided to Buyers. The Company does not know of any misrepresentation contained in such documents, including, without limitation, any inaccuracy in any representation or warranty contained therein, or of any fact or circumstance that would constitute a breach thereof.

      (K) ABSENCE OF CERTAIN PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company or any Subsidiary, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; the Company does not have pending before the SEC any request for confidential treatment of information and, to the best of the Company's knowledge, no such request will be made by the Company prior to the SEC Effective Date; and to the best of the Company's knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any current or former director or officer of the Company.

      (L) FINANCIAL STATEMENTS; LIABILITIES. The Financial Statements, attached hereto as Schedule 4(l), present fairly the financial position, results of operations and cash flows of the Company and the Subsidiaries, at the dates and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods covered thereby. Except as and to the extent disclosed, reflected or reserved against in the Financial Statements, neither the Company nor any Subsidiary has any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole. Subsequent to December 31, 2006, neither the Company nor any Subsidiary has incurred any liability, debt or obligation of any nature whatsoever which, individually or in the aggregate are material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of their respective businesses. A detailed description and the amount of the Indebtedness of the Company and Subsidiaries that will be outstanding on the Closing Date appear on SCHEDULE 4(L) attached hereto.

      (M) MATERIAL LOSSES. Since December 31, 2006, neither the Company nor any Subsidiary has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

      (N) ABSENCE OF CERTAIN CHANGES. Since December 31, 2006, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole. The Company's relationship with its customers is good and the Company has not received any notice that any customer intends, and to its knowledge no customer intends, to cease doing business with the Company or decrease in any material respect the amount of business that it does with the Company. Since December 31, 2006, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business consistent with past practice, (iii) had capital expenditures outside of the ordinary course of business consistent with past practice, (iv) engaged in any transaction with any Affiliate or (v) engaged in any other transaction outside of the ordinary course of business consistent with past practice. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, after giving effect to the transactions contemplated hereby to occur on the Closing Date, Insolvent (as defined below). For purposes of this
Section 4(n), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

      (O) INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 4(O): (1) the Company holds all Intellectual Property, free and clear of all Encumbrances and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive right to use, for the life of the proprietary right all Intellectual Property; (2) the use of the Intellectual Property by the Company or any Subsidiary does not, to the knowledge of the Company after due inquiry, violate or infringe on the rights of any other Person; (3) neither the Company nor any Subsidiary has received any notice of any conflict between the asserted rights of others and the Company or any Subsidiary with respect to any Intellectual Property; (4) all filings and other actions necessary to acquire, maintain, register, renew and perfect the rights of the Company and the Subsidiaries to all Intellectual Property used by the Company or any Subsidiary in its business or in which it has an interest have been duly made in all jurisdictions where such rights are used by it; (5) the Company and the Subsidiaries are in compliance with all terms and conditions of their agreements relating to the Intellectual Property; (6) neither the Company nor any Subsidiary is or has been a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property; (7) neither the Company nor any Subsidiary has been notified of any alleged claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property;
(8) the Company has no knowledge of any claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property;
(9) to the knowledge (after due inquiry) of the Company, none of the products the Company and the Subsidiaries are researching, developing, propose to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; (10) none of the trademarks and service marks used by the Company or any Subsidiary, to the knowledge of the Company after due inquiry, infringes the trademark or service mark rights of any third party; (11) neither the Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property; (12) none of the research and development results and other know-how relating to the Company's or the Subsidiaries' respective businesses, the value of which to the Company or the Subsidiaries is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements; and (13) the Company owns directly, or possesses adequate rights to use, all Intellectual Property used in or relating to the business of the Company as currently conducted, and none of such Intellectual Property is owned, claimed or used by, or subject to any Encumbrance of or by, any Subsidiary.

      (P) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls for the Company and the Subsidiaries designed to provide reasonable assurance as to the reliability of financial statements prepared by the Company.

      (Q) COMPLIANCE WITH LAW. Neither the Company nor any Subsidiary is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, and neither the Company nor any Subsidiary is aware of any pending investigation which would reasonably be expected to lead to such a claim.

      (R) PROPERTIES. Each of the Company and the Subsidiaries has good title to all property, real and personal (tangible and intangible), and other assets owned by it, free and clear of all security interests, pledges, charges, mortgages, liens or other encumbrances. The leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal, which individually or in the aggregate are material to the Company and the Subsidiaries, taken as a whole, are valid, subsisting and enforceable, or proposed to be made, by the Company or such Subsidiary or have expired or terminated in accordance with their terms or have been superseded by other classes, contracts or agreements. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. Neither the Company nor any Subsidiary has any mortgage, lien, pledge, security interest or other charge or encumbrance on any of its assets or properties.

      (S) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary. SCHEDULE 4(S) sets forth the names of each of the employees of the Company, his or her title or position, his or her current salary and any additional compensation arrangements with such person (e.g. as to raises, bonuses, etc.).

      (T) INSURANCE. The Company and the Subsidiaries maintain insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as the Company believes are commercially reasonable.

      (U) TAX MATTERS. Each of the Company and the Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed and has paid all material taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or any Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, might have) a material adverse effect on the business, properties, operations, condition (financial or other), results of operations, or prospects of the Company and the Subsidiaries, taken as a whole.

      (V) INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

      (W) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless each Buyer from, any claim made against any Buyer by any Person for any such commission, fee or other compensation.

      (X) NO SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any promissory notes, warrants, shares of Common Stock or other securities to, or solicit any offers to buy any such security from, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the 1933 Act.

      (Y) ERISA COMPLIANCE. Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

      (Z) RIGHTS AGREEMENT; INTERESTED STOCKHOLDER. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. All necessary and proper action has been taken by the Company and its Board of Directors such that the execution, delivery and performance of the Transaction Documents and the purchase, sale and issuance of the Securities will not cause any Buyer to become an "interested stockholder" under Section 607.0901(K) of Florida Business Corporation Act.

      5.    CERTAIN COVENANTS.

      (A) TRANSFER RESTRICTIONS. The Buyers acknowledge and agree that (1) the Notes and the Shares have not been and, except as provided in Section 8, are not being registered under the provisions of the 1933 Act or any state securities laws, and that the Notes and the Shares may not be transferred unless the Buyer desiring to make such transfer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note or the Shares to be transferred may be transferred without such registration or unless transferred in accordance with Rule 144A to a QIB (as defined in Rule 144A); (2) no sale, assignment or other transfer of a Note or the Shares or any interest therein may be made except in accordance with the terms hereof and thereof; (3) the Shares may not be resold by any Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an applicable exemption from such registration and the Company shall have received the opinion of counsel provided for in the second to last sentence of this Section 5(a); (4) any sale of Shares under a Registration Statement shall be made only in compliance with the terms of this Section 5(a) and Section 8 (including, without limitation, Section 8(c)(5)); (5) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (6) the Company is under no obligation to register the Securities (other than registration of the resale of the Shares in accordance with Section 8) under the 1933 Act or, except as provided in Section 5(d) and Section 8, to comply with the terms and conditions of any exemption thereunder. Prior to the time particular Shares are eligible for resale under Rule 144(k), no Buyer may transfer the Shares in a transaction which does not constitute a transfer thereof pursuant to the applicable Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the related Prospectus unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Shares may be so transferred without registration under the 1933 Act. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender and the Company agrees to cooperate with any Investor who seeks to effect any such pledge by providing such information and making such confirmations as reasonably requested.

      (B) RESTRICTIVE LEGENDS. (1) The Buyers acknowledge and agree that the Notes shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Notes):

      This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. This Note has been acquired for investment only and may not be sold, transferred or assigned unless (1) resale is registered under the Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required or (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

      (2) The Buyers further acknowledge and agree that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by
Section 8 or are eligible for resale under Rule 144(k) under the 1933 Act, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. The securities have been acquired for investment only and may not be sold, transferred or assigned unless (1) resale is registered under the Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required or (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

      (3) Once the Registration Statement required to be filed by the Company pursuant to Section 8 has been declared effective or particular Shares are eligible for resale pursuant to Rule 144(k) under the 1933 Act, thereafter (1) upon request of a Buyer the Company will substitute certificates without restrictive legend for certificates for any such Shares issued prior to the SEC Effective Date or prior to the time of such eligibility, as the case may be, which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three days after surrender of such certificates by the Buyer.

      (C) REPORTING STATUS. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

      (D) FORM D. The Company agrees to file one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyers promptly after such filing.

      (E) STATE SECURITIES LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the offer and sale of the Securities to the Buyers as contemplated by the Transaction Documents under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. Notwithstanding the foregoing obligations of the Company in this Section 5(e), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5(e), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or (5) to make any change in its charter or by-laws which the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish the Buyers with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

      (F) LIMITATION ON CERTAIN ACTIONS. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Notes, the Company (1) shall comply with Article II of the Notes as if the Notes were outstanding, (2) shall not take any action which, if the Notes were outstanding, would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default.

      (G) USE OF PROCEEDS. The Company represents and agrees that: (1) it does not own or have any present intention of acquiring any Margin Stock; (2) the proceeds of sale of the Notes will be used as set forth on SCHEDULE 5(G); (3) except as provided in Schedule 5(g), none of the proceeds from the sale of the Notes or Shares will be used, directly or indirectly (A) to pay any existing debt obligations (B) to make any loan to or investment in any other Person or
(C) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of such Regulation U of the Board of Governors of the Federal Reserve System; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

      (H) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Notes set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

      (I) DEBT OBLIGATION. So long as any portion of the Notes are outstanding, the Company shall cause its books and records to reflect the Notes as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Notes as a debt of the Company in such amount as shall be the greatest amount permitted in accordance with generally accepted accounting principles and, whenever appropriate, as a valid senior debt obligation of the Company for money borrowed.

      (J) FOLLOW-ON FINANCING. For a period of 120 days after the Closing Date, Buyers or any designees of Stagg Capital Group, LLC shall have the exclusive right to purchase from the Company Notes and be issued Shares in connection therewith pursuant to a Follow-on Financing. During such period, the Company shall not solicit or entertain offers for any other financing. In order to exercise the right to consummate a Follow-on Financing, the Buyers or Stagg Capital Group, as applicable, shall provide written notice to the Company of its desire to consummate a Follow-on Financing, which notice shall state the date upon which the closing of the Follow-on Financing shall occur. At the closing of the Follow-on Financing, each investor in the Follow-on Financing shall execute a counterpart of, and become a party to, this Agreement (and their names shall be added to Schedule A hereto) and each of the other Transaction Documents, as applicable, and the Company shall issue such investors Notes and Shares against payment of the purchase price therefor.

      (K) CERTAIN RESTRICTIONS. From the Closing Date through the date upon which the Notes are repaid in full, without the prior written consent of the holders of a majority in principal amount of the Notes, the Company shall not:

            (i) issue any shares of Common Stock or Common Stock Equivalents other than in connection with the Follow-on Financing or in connection with the exercise or conversion of currently outstanding Common Stock Equivalents; or

            (ii) provide to its directors, officers, or employees any increase in any form of compensation received or to be received by them.

      (L) SEC FILINGS. The Company shall make all necessary filings with the SEC such that it is deemed current in its filings within 90 days after the Closing Date. Thereafter, but in no event later than 150 days after the Closing Date, the Company shall take such actions as are necessary such that the Common Stock is listed or included for quotation on a Trading Market.

      (M) APPOINTMENT OF DIRECTORS. So long as any of the Notes are outstanding or Buyers beneficially own any Common Stock of the Company, Buyers shall have the right to nominate two directors to the Company's Board of Directors. The Company shall use its best efforts to cause each such nominee to be elected to the Board of Directors of the Company.

      6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The Buyers understand that the Company's obligation to sell the Notes and issue the Shares to the Buyers pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

      (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

      (b) The representations and warranties of the Buyers contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Buyers shall have performed all covenants and agreements of the Buyers required to be performed by the Buyers on or before the Closing Date.

      7.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

      The Company understands that each Buyer's obligation to purchase a Note and acquire the Shares is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by each Buyer in their sole discretion):

      (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

      (b) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date and, except for the approvals and filings referred to in clause (2) of Section 4(g), which shall have been obtained or made, on or before the Closing Date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

      (c) No event which, if the Note were outstanding, would constitute an Event of Default or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing;

      (d) The Company shall have delivered to the Buyers a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effect set forth in subparagraphs (a), (b), and (c) of this Section 7;

      (e) The Company shall have delivered to the Buyers a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date,
(2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (3) such other matters as reasonably requested by the Buyer;

      (f) On the Closing Date, the Buyers shall have received an opinion of Beth Ochoa, Esq, counsel for the Company, dated the Closing Date, addressed to the Buyers, in form, scope and substance reasonably satisfactory to the Buyers, substantially in the form attached as ANNEX II;

      (g) The Company shall have simultaneously closed the acquisition of Kevlertech Inc. on terms satisfactory to Buyers;

      (h) The Company shall have delivered to the Buyers the Security Agreement, the Pledge Agreement and the Lock-Box Agreement substantially in the forms attached as Annex III, IV and V, respectively.

      8.    REGISTRATION RIGHTS.

      (A) MANDATORY REGISTRATION. (1) The Company shall prepare and, as expeditiously as possible, but in no event earlier than the date upon which the Follow-on Financing is consummated (or the right to consummate the Follow-on Financing is terminated or waived) and no later than the date which is 130 days after the Closing Date, file with the SEC a Registration Statement which covers the resale by the Buyers of the Shares as Registrable Securities.

      (2) Prior to the SEC Effective Date, and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than any registration statement on Form S-8.

      (3) If a Registration Event occurs, then the Company will make payments to each Buyer as partial liquidated damages for the minimum amount of damages to each Buyer by reason thereof, and not as a penalty, at the rate of 2% per month of the Purchase Price paid by each Buyer pursuant to this Agreement (excluding the Purchase Price with respect to Shares already sold or which may be sold pursuant to Rule 144(k)), for each calendar month of the Registration Default Period (pro rated for any period less than 30 days). Each such payment shall be due and payable within five (5) days after the end of each calendar month of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. Such payments shall be in partial compensation to the Buyers, and shall not constitute the Buyers' exclusive remedy for such events. The Registration Default Period shall terminate upon (u) the filing of the Registration Statement in the case of clause (i) of the definition of "Registration Event"; (v) the SEC Effective Date in the case of clause (ii) of the definition of "Registration Event"; (w) the ability of each Buyer to effect sales pursuant to the Registration Statement in the case of clause (iii) of the definition of "Registration Event"; (x) the listing or inclusion and/or trading of the Common Stock on a Trading Market, as the case may be, in the case of clause (iv) of the definition of "Registration Event"; (y) the delivery of such Shares or certificates in the case of clause
(v) of the definition of "Registration Event"; and (z) in the case of the events described in clauses (ii) and (iii) of the definition of "Registration Event", the earlier termination of the Registration Period and in each such case any Registration Default Period that commenced by reason of the occurrence of such event shall terminate if at the time no other Registration Event is continuing. The amounts payable as partial liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States. Amounts payable as partial liquidated damages hereunder shall cease when the Buyer no longer holds the Notes or Registrable Securities.

      (B) OBLIGATIONS OF THE COMPANY. In connection with any registration of the Registrable Securities, the Company shall:

      (1) use its best efforts to cause the Registration Statement to become effective as promptly as possible and to keep the Registration Statement effective at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8(c)(4), any Investor is entitled to sell Registrable Securities pursuant to the Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

      (2) subject to Section 8(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period (other than during any Blackout Period during which the provision of Section 8(b)(5)(B) is applicable), comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

      (3) furnish to Investors whose Registrable Securities are included in the Registration Statement and such Investors' respective legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, (1) five copies of the Registration Statement and any amendment thereto and the Prospectus and each amendment or supplement thereto, (2) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (3) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

      (4) subject to Section 8(b)(5), use its best efforts (i) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as any Investor who owns or holds any Registrable Securities reasonably requests, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

      (5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of any event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from an Investor or any other selling stockholder named in the Prospectus of new or additional information about such Investor or selling stockholder or its intended plan of distribution of its Registrable Securities or other securities covered by such Registration Statement, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

      (B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) the Company also notifies the Investors that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; PROVIDED, HOWEVER, that in any period of 365 consecutive days the Company shall not be entitled to avail itself of its rights under this
Section 8(b)(5)(B) with respect to more than two Blackout Periods; and PROVIDED FURTHER, HOWEVER, that no Blackout Period may commence sooner than 90 days after the end of an earlier Blackout Period;

      (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

      (7) permit the Investors who hold Registrable Securities being included in the Registration Statement, (or their designee) and their counsel at such Investors' sole expense to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least two Business Days (or such shorter period as may reasonably be specified by the Company) prior to their filing with the SEC.

      (8) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the SEC Effective Date of the Registration Statement;

      (9) use its best efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed or quoted on the principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

      (10) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

      (11) cooperate with the Investors who hold Registrable Securities being offered pursuant to the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date, the Company shall cause legal counsel selected by the Company to deliver to the Investors whose Registrable Securities are included in the Registration Statement opinions of counsel in form and substance as is customarily given to underwriters in an underwritten public offering;

      (12) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

      (13) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement relating thereto.

      (C) OBLIGATIONS OF THE BUYERS AND OTHER INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

      (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company the Required Information and shall execute such documents in connection with such registration as the Company may reasonably request.

      (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

      (3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as otherwise is in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

      (4) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of the Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor or files with the SEC an amended or supplemented Prospectus; and

      (5) In connection with any sale of Registrable Securities which is made by an Investor pursuant to the Registration Statement (A) if such sale is made through a broker, such Investor shall instruct such broker to deliver the Prospectus to the purchaser or purchasers (or the broker or brokers therefor) in connection with such sale, shall supply copies of the Prospectus to such broker or brokers and shall instruct such broker or brokers to deliver such Prospectus to the purchaser in such sale or such purchaser's broker; (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), such Investor shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

      (D) RULE 144. With a view to making available to each Investor the benefits of Rule 144, the Company agrees:

      (1) so long as any Investor owns Registrable Securities, promptly upon request of such Investor, to furnish to such Investor such information as may be necessary to permit such Investor to sell Registrable Securities pursuant to Rule 144 without registration and otherwise reasonably to cooperate with such Investor and

      (2) if at any time the Company is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, to use its best efforts, upon the request of an Investor, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

      (E) PIGGY-BACK REGISTRATIONS. If at any time the Company shall determine to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Investor who is entitled to registration rights under this Section 8 written notice of such determination and, if within ten (10) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement; and PROVIDED FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement, based on the number of securities for which registration is requested except to the extent such pro rata exclusion of such other securities is prohibited under any written agreement entered into by the Company with the holder of such other securities prior to the date of this Agreement, in which case such other securities shall be excluded, if at all, in accordance with the terms of such agreement. No right to registration of Registrable Securities under this Section 8(e) shall be construed to limit any registration required under Section 8(a) hereof. Notwithstanding any other provision of this Agreement, if any Registration Statement required to be filed pursuant to Section 8(a) of this Agreement shall have been ordered effective by the SEC and the Company shall have maintained the effectiveness of such Registration Statement as required by this Agreement and if the Company shall otherwise have complied in all material respects with its obligations under this Agreement, then the Company shall not be obligated to register any Registrable Securities on such Registration Statement referred to in this Section 8(e).

      9.    INDEMNIFICATION AND CONTRIBUTION.

      (A) INDEMNIFICATION. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by this Agreement. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or an underwriter for such Indemnified Person expressly for use in connection with the preparation of any Registration Statement or any such amendment thereof or supplement thereto; (II) any Claim arising out of or based on any statement or omission in any Prospectus, which statement or omission was corrected in any subsequent Prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales of Registrable Securities by such Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

      (2) In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any amendment thereof or supplement thereto; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; PROVIDED, FURTHER, HOWEVER, that the Investor shall be liable under this Section 9(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in such preliminary prospectus was corrected on a timely basis in the related Prospectus, as then amended or supplemented.

      (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an Action is pending, for all Indemnified Persons or Indemnified Parties, as the case may be. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

      (B) CONTRIBUTION. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; PROVIDED, HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the aggregate contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

      (C) OTHER RIGHTS. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

      10.   MISCELLANEOUS.

      (A) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      (B) HEADINGS. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      (C) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      (D) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Executive Officer (telephone line facsimile number 310-445-2529), and a copy shall also be given to: Beth N. Ochoa, Esq., 13520 Rye Street, Suite 105, Sherman Oaks, CA 91423 (telephone line facsimile transmission number (818) 474-7479), and in the case of any notice to the Buyers, a copy shall be given to: Moomjian, Waite, Wactlar & Coleman, LLP, 100 Jericho Quadrangle, Jericho, New York 11753 (telephone line facsimile transmission number (516) 937-5050).

      (E) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by a Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyers and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

      (F) ENTIRE AGREEMENT; BENEFIT. This Agreement, including the Annexes and Schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein. This Agreement, including the Annexes, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyers and their respective successors and permitted assigns, except that Stagg Capital Group, LLC and its designees are intended third party beneficiaries with respect to Section 5(j).

      (G) WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

      (H) AMENDMENT. (1) No amendment, modification, waiver, discharge or termination of any provision of this Agreement on or prior to the Closing Date nor consent to any departure by the Buyer or the Company therefrom on or prior to the Closing Date shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and in any such case shall be effective only in the specific instance and for the purpose for which given.

      (2) No amendment, modification, waiver, discharge or termination of any provision of this Agreement after the Closing Date nor consent to any departure by the Company therefrom after the Closing Date shall in any event be effective unless the same shall be in writing and signed (x) by the Company if the Company is to be charged with enforcement or (y) by a majority in interest of the Buyers, if the Buyers are to be charged with enforcement, based upon the aggregate principal amount of the Notes then outstanding, and in any such case shall be effective only in the specific instance and for the purpose for which given.

      (3) No course of dealing between the parties hereto shall operate as an= amendment of this Agreement.

      (I) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

      (J) ASSIGNMENT OF CERTAIN RIGHTS AND OBLIGATIONS. The rights of an Investor under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities (or all or any portion of the Notes or the Shares) only if: (1) such Investor agrees in writing with such transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer, furnished with notice of (A) the name and address of such transferee and (B) the securities with respect to which such rights and obligations are being transferred, (3) immediately following such transfer or assignment the further disposition of Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, and (4) at or before the time the Company received the notice contemplated by clause (2) of this sentence the transferee agrees in writing with the Company to be bound by all of the provisions contained in Sections 5(a), 5(b), 8, 9, and 10 hereof. Upon any such transfer, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement as if such transferee were the Buyer. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such transfer take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that the Registration Statement and related Prospectus for which the transferring Investor is a selling stockholder are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so transferred. Transfer of the Note shall be limited as provided therein.

      (K) EXPENSES. The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by it in connection with the negotiation and execution of, and closing under, and performance of, this Agreement. Whether or not the closing occurs, the Company shall be obligated to pay the legal fees and expenses and out-of-pocket due diligence expenses of Buyers, in connection with the negotiation and execution of, and closing under, this Agreement, including any expenses incurred by Buyers with respect to the acquisition of Kevlertech, Inc. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 5(d), 5(e), 5(g) and 8 of this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Investors but excluding (a) fees and expenses of investment bankers retained by any Investor and (b) brokerage commissions incurred by any Investor. The Company shall pay on demand all expenses incurred by the Buyers after the Closing Date, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of any of the Transaction Documents, (2) any default or breach of any of the Company's obligations set forth in any of the Transaction Documents, and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyers under any of the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyers. Except as otherwise provided in this Section 10(k), each of the Company and the Buyers shall bear their own expenses in connection with this Agreement and the transactions contemplated hereby.

      (L) TERMINATION. (1) Each Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

                  (A) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder required to be performed prior to the time of such termination;

                  (B) any condition to such Buyer's obligations hereunder is not fulfilled at or prior to the time such condition is required to be satisfied; or

                  (C) the closing shall not have occurred on a Closing Date on or before August 15, 2007, other than solely by reason of a breach of this Agreement by such Buyer.

Any such termination shall be effective upon the giving of notice thereof by such Buyer. Upon such termination, such Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

      (2) The Company shall have the right to terminate this Agreement by giving notice to the Buyers at any times at or prior to the Closing Date if the closing shall not have occurred on a Closing Date on or before August 15, 2007, other than solely by reason of a breach of this Agreement by the Company, so long as the Company is not in breach of this Agreement at the time it gives such notice. Any such termination shall be effective upon the giving of notice thereof by the Company. Upon such termination, neither the Company nor the Buyers shall have any further obligation to one another hereunder, except for the Company's liability for the Buyers' expenses as provided in Section 10(k).

      (M) SURVIVAL. The respective representations, warranties, covenants and agreements of the Company and the Buyers contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and delivery of and payment for the Notes and issuance of the Shares, and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyers or any Person controlling or acting on behalf of the Buyers or by the Company or any Person controlling or acting on behalf of the Company for a period ending on the later of (x) the date which is six years after the Closing Date and (y) the date which is two years after the Company shall have paid in full all amounts due from the Company under the Transaction Documents and performed in full all of its obligations under the Transaction Documents.

      (N) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Buyers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or applicable requirements of any stock market on which securities of the Company are listed for trading (although the Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

      (O) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below their signatures hereto.

                                          DISTRESSED HIGH YIELD
                                          TRADING OPPORTUNITIES FUND LTD.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          Date: August __, 2007

                                          Address:
                                             c/o 3V Capital Management, LLC
                                             Building 3, Greenwich Office Park
                                             51 East Weaver Street
                                             Greenwich, CT  06831

                                             Facsimile No.:
                                                           ---------------------

                                          SMART SMS CORP.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          Date: August __, 2007

                                          Address:
                                             11301 Olympic Blvd.
                                             Suite 680
                                             Los Angeles, CA  90064

                                             Facsimile No.:
                                                           ---------------------

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

                               SENIOR SECURED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE 1933 ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS ONE OF A SERIES OF DULY AUTHORIZED AND ISSUED SENIOR SECURED NOTES ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT.

                                 SMART SMS CORP.

                               SENIOR SECURED NOTE

No. 2                                                                 $6,500,000
Los Angeles, California
August 6, 2007

      FOR VALUE RECEIVED, SMART SMS CORP., a Florida corporation (hereinafter called the "Company"), hereby promises to pay to DISTRESSED HIGH YIELD TRADING OPPORTUNITIES FUND, LTD. or registered assigns (the "Holder"), or order, the sum of Six Million Five Hundred Thousand ($6,500,000), and to pay interest on the unpaid principal balance hereof at the Applicable Rate when the same become due and payable, in accordance with the terms hereof or otherwise. Any amount, including, without limitation, principal of or interest on this Note or the Optional Redemption Price, that is payable under this Note and that is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid ("Default Interest"). Principal payments shall be made in the amounts and on or before the dates set forth in the amortization schedule set forth in Schedule A hereto, unless payable earlier in accordance with the terms hereof. Regular interest shall be payable in arrears on each Interest Payment Date, commencing on August 31, 2007, in accordance with Schedule A hereto. Regular interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. No regular interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such redemption.

      All payments of principal of and premium, if any, interest, and other amounts on this Note shall be made in lawful money of the United States of America and shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article IV.

      The obligations of the Company under this Note shall rank in right of payment senior to all obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Securities Purchase Agreement and the Holder of this Note and this Note are subject to the terms and entitled to the benefits of the Securities Purchase Agreement and the Security Agreement.

      The following terms shall apply to this Note:

                                    ARTICLE I

                               OPTIONAL REDEMPTION

      1.1 OPTIONAL REDEMPTION. (a) At any time, the Company shall have the right to redeem at any one time all or from time to time any part of the outstanding principal amount of this Note at the Optional Redemption Price pursuant to this Section 1.1 on any Optional Redemption Date. In order to exercise its right of redemption under this Section 1.1, the Company shall give an Optional Redemption Notice to the Holder not less than 5 days or more than 10 days prior to the Optional Redemption Date stating that: (1) the Company is exercising its right to redeem a specified portion (which may be all, if so specified by the Company) of this Note in accordance with this Section 1.1, (2) the principal amount of this Note to be redeemed, (3) the Optional Redemption Price, and (4) the Optional Redemption Date. On the applicable Optional Redemption Date (or such later date as the Holder surrenders this Note to the Company) the Company shall pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the Optional Redemption Date, an amount equal to the Optional Redemption Price of the portion (which may be all) of this Note to be redeemed. In each such case the aggregate principal amount of this Note to be so redeemed shall be at least $50,000.00 or such lesser aggregate principal amount of this Note as shall remain outstanding at the time an Optional Redemption Notice is given. The Company shall make Optional Redemptions proportionately among this Note and the Other Notes; to the extent any Other Note is redeemed or otherwise prepaid, the Company shall be required to make an Optional Redemption of this Note so that this Note and the Other Notes are proportionately redeemed or prepaid.

                                   ARTICLE II

                                CERTAIN COVENANTS

      So long as the Company shall have any obligation under this Note:

      2.1 LIMITATIONS ON CERTAIN INDEBTEDNESS. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur, suffer to exist or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

      2.2 PAYMENT OF OBLIGATIONS. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, subject to the terms and conditions of the Securities Purchase Agreement, all their respective material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings and the Company shall have established adequate reserves therefor on its books.

      2.3 MAINTENANCE OF PROPERTY; INSURANCE. (a) The Company will keep, and will cause each Subsidiary to keep, all property which, in the reasonable business judgment of the Company, is useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

      (b) The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

      2.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except where the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Company and the Subsidiaries, taken as a whole, or, (ii) the ability of the Company to pay and perform its obligations under the Transaction Documents.

      2.5 COMPLIANCE WITH LAWS. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

      2.6 INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

      2.7 LIMITATIONS ON ASSET SALES, LIQUIDATIONS, ETC.; CERTAIN MATTERS. The Company shall not

      (a) sell, convey or otherwise dispose of all or substantially all of the assets of the Company as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

      (b)   liquidate, dissolve or otherwise wind up the affairs of the Company.

      2.8 LIMITATION ON CERTAIN ISSUANCES. The Company shall not (A) offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock Equivalent for which the price at which the holder of such Common Stock Equivalent is entitled to acquire shares of Common Stock varies based on the market or trading price of the Common Stock, or
(B) offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock or Common Stock Equivalent on terms which provide for adjustment or repricing of the purchase price or number of shares or other units of such Common Stock or Common Stock Equivalents other than pursuant to customary anti-dilution provisions (price protection provisions, such as weighted average or full ratchet, shall be deemed to be not customary).

      2.9 LIMITATIONS ON LIENS. The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any mortgage, lien, pledge, security interest or other charge or encumbrance (including, without limitation, the lien or retained security title of a conditional vendor), all of which are referred to below as "liens", upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except:

      (a) liens upon any property of any Subsidiary or Subsidiaries as security for indebtedness owing by such Subsidiary to the Company;

      (b)   liens securing this Note and the Other Notes ratably; and

      (c) liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such liens; liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' liens under leases to which the Company or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such liens described in this subsection (c) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business.

      2.10 TRANSACTIONS WITH AFFILIATES. The Company will not pay, and will not permit any Subsidiary, directly or indirectly, to pay, any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors.

      2.11 RULE 144A INFORMATION REQUIREMENT. The Company shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitations of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

      2.12 NOTICE OF DEFAULTS. The Company shall notify the Holder promptly, but in any event not later than five days after the Company becomes aware of the fact, of any failure by the Company to comply with this Article II.

                                   ARTICLE III

                                EVENTS OF DEFAULT

      3.1 If any of the following events of default (each, an "Event of Default") shall occur:

            (A) FAILURE TO PAY PRINCIPAL, INTEREST, ETC. The Company fails to pay any installment of principal or interest or the Optional Redemption Price when due, whether in accordance with the dates set forth in Schedule A, at maturity, upon acceleration or otherwise, as applicable, and such failure continues for a period of five Business Days after the due date thereof; or

            (B)   BREACH OF CERTAIN COVENANTS. The Company fails to comply with
      Section 2.1, 2.7 or 2.8; or

            (C) BREACH OF OTHER COVENANTS. The Company fails to comply in any material respect with any other provision of Article II of this Note (other than Section 2.1, 2.7 or 2.8) or breaches any other material covenant or other material term or condition of this Note or any of the other Transaction Documents (other than as specifically provided in clauses (a) and (b) of this Section 3.1), and such breach continues for a period of 15 days after written notice thereof to the Company from the Holder; or

            (D) BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto (or pursuant to any Transaction Documents) shall be false or misleading in any material respect when made; or

            (E) CERTAIN VOLUNTARY PROCEEDINGS. The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

            (F) CERTAIN INVOLUNTARY PROCEEDINGS. An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

            (G) JUDGMENTS AND GOVERNMENTAL ACTIONS. Any court of competent jurisdiction or any governmental authority shall enter one or more judgments against the Company or any Subsidiary or any of their respective properties or other assets, or find the Company or any Subsidiary liable for any damages or past due unpaid liabilities, including in respect of any unpaid taxes, including federal or state income, sales, use or other taxes, in an aggregate amount in excess of $50,000; or

            (H) DEFAULT UNDER OTHER AGREEMENTS. (a) The Company or any Subsidiary shall (i) default in any payment with respect to any Indebtedness for borrowed money (other than this Note) which Indebtedness has an outstanding principal amount in excess of $75,000 individually or in the aggregate for all such Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder) and such default shall continue for five days (or to such earlier date as the holder of any other Indebtedness shall declare the same due and payable by reason of such default); or (b) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of the $75,000 individually or in the aggregate for all such Indebtedness shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

            (I) FUNDAMENTAL CHANGE. A Fundamental Change shall have occurred; then, upon the occurrence and during the continuation of any Event of Default specified in clause (a), (b), (c), (d), (g), (h) or (i) of this
      Section 3.1, at the option of the Holder, and upon the occurrence of any Event of Default specified in clause (e) or (f) of this Section 3.1: (X) the Company shall pay to the Holder an amount equal to the outstanding principal amount of this Note PLUS accrued and unpaid interest on such principal amount to the date of payment PLUS accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, (Y) all other amounts payable hereunder or under any of the other Transaction Documents shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

                                   ARTICLE IV

                                   DEFINITIONS

      4.1 CERTAIN DEFINED TERMS. (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

      (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "APPLICABLE RATE" MEANS 15 PERCENT PER ANNUM OR, IF AN EVENT OF DEFAULT SHALL OCCUR, THEN SO LONG AS ANY EVENT OF DEFAULT SHALL CONTINUE, 18 PERCENT PER ANNUM (OR IN EITHER CASE SUCH LESSER RATE AS SHALL BE THE HIGHEST RATE PERMITTED BY APPLICABLE LAW).

      "Board of Directors" means the Board of Directors of the Company.

      "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of Los Angeles are authorized or required by law or executive order to remain closed.

      "Common Stock" means the Common Stock, par value $.0001 per share, or any shares of capital stock of the Company into which such shares shall be changed or reclassified after the Issuance Date.

      "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

      "Company" shall have the meaning provided in the first paragraph of this Note.

      "Default Interest" shall have the meaning provided in the first paragraph of this Note.

      "Default Rate" means 18 percent per annum.

      "Event of Default" shall have the meaning provided in Section 3.1.

      "Fundamental Change" means

            (a) Any consolidation or merger of the Company or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary), or the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise), where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation, merger or other transaction immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

            (b) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 25% or more of the(i) combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors or (ii) fully diluted shares of Common Stock.

      "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

      "Holder" shall have the meaning provided in the first paragraph of this Note.

      "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

      "Interest Payment Date" means the last day of each month, commencing August 31, 2007, and the Maturity Date, as set forth in Schedule A.

      "Issuance Date" means August 6, 2007.

      "Maturity Date" means January 31, 2010.

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

      "1933 Act" means the Securities Act of 1933, as amended.

      "Note" means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

      "Optional Redemption Date" means each Business Day on which this Note is to be redeemed in whole or in part pursuant to Section 1.1.

      "Optional Redemption Notice" means an Optional Redemption Notice in the form attached hereto as EXHIBIT A.

      "Optional Redemption Price" means an amount in cash equal to the sum of
(1) 100% of the outstanding principal amount of this Note specified in an Optional Redemption Notice as being redeemed by the Company PLUS (2) accrued and unpaid interest on such principal amount to the applicable Optional Redemption Date PLUS (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note to the Optional Redemption Date.

      "OTHER NOTES" MEANS THE SENIOR SECURED NOTES ISSUED BY THE COMPANY PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, INCLUDING THOSE ISSUED CONCURRENTLY WITH THE INITIAL CLOSING UNDER THE SECURITIES PURCHASE AGREEMENT AS WELL AS THOSE (IF ANY) ISSUED THEREAFTER, OTHER THAN THIS NOTE.

      "Permitted Indebtedness" means

            (1) Indebtedness outstanding on the Issuance Date prior to issuance of this Note and listed on Schedule 4(l) to the Securities Purchase Agreement;

            (2)   Indebtedness evidenced by the Note and the Other Notes;

            (3) Indebtedness incurred after the Issuance Date which is unsecured, subordinated to this Note and the Other Notes as to payment on terms approved in advance of such incurrence by a majority in interest of the Holders of this Note and Other Notes, based upon the outstanding principal amounts thereof, as evidenced by the written approval of such Holders given prior to the incurrence of such Indebtedness, and for which no payment of principal of such Indebtedness is scheduled to be due prior to the date that is six months after the latest scheduled Maturity Date;

            (4) endorsements for collection or deposit in the ordinary course of business; and

            (5) in the case of any Subsidiary, Indebtedness owed by such Subsidiary to the Company;

so long as at the time of incurrence of such Indebtedness no Event of Default has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing or would result from such incurrence and so long as in the case of such Indebtedness referred to in the preceding clauses (2) thru (4), inclusive, such Indebtedness shall have been approved by the Board of Directors prior to the incurrence thereof.

      "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Rule 144A" means Rule 144A as promulgated under the 1933 Act or any successor rule thereto.

      "SEC" means the Securities and Exchange Commission.

      "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of August 6, 2007, by and between the Company and the original Holder of this Note and the holders of the Other Notes.

      "Security Agreement" means the Security Agreement, dated August 6, 2007, by and between the Company and the original Holder of this Note and the holders of the Other Notes.

      "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

      "Transaction Documents" has the meaning provided in the Securities Purchase Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

      5.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      5.2 NOTICES. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three days after being deposited in the facilities of the United States Postal Service, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be 11301 Olympic Blvd., Los Angeles, California, Attention: Chief Executive Officer (telephone line facsimile transmission number 310-445-2529). The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

      5.3 AMENDMENT, WAIVER, ETC. Neither this Note nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and a majority in interest of the Holder of this Note and the holders of the Other Notes, taken together, based upon the aggregate principal amount of this Note and Other Notes then outstanding.

      5.4 ASSIGNABILITY. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

      5.5 CERTAIN EXPENSES. The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (x) any amendment or waiver of this Note or any other Transaction Document, (y) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

      5.6 GOVERNING LAW. This Note shall be governed by the internal laws of the State of Connecticut, without regard to the principles of conflict of laws.

      5.7 TRANSFER OF NOTE AND NOTEHOLDER PAYMENT AMOUNT. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred unless the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act. If such transfer is intended to assign the rights and obligations under Sections 5(a), 5(b), 8, 9 and 10 of the Securities Purchase Agreement, such transfer shall otherwise be made in compliance with Article V of the Securities Purchase Agreement.

      5.8 ENFORCEABLE OBLIGATION. The Company represents and warrants that at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Securities Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

      5.9 NOTE REGISTER; REPLACEMENT OF NOTES. The Company shall maintain a register showing the names, addresses and telephone line facsimile numbers of the Holder and the registered holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

      5.10 PAYMENT OF NOTE ON REDEMPTION; DEPOSIT OF REDEMPTION PRICE, ETC. (a) If this Note or any portion of this Note is to be redeemed as provided in
Section 1.1 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so redeemed and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the Optional Redemption Price. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be paid and redeemed at the applicable Optional Redemption Price. If a portion of this Note is to be redeemed or repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal amount of this Note so surrendered.

      (B) UPON THE PAYMENT IN FULL OF ALL AMOUNTS PAYABLE BY THE COMPANY UNDER THIS NOTE, THEREAFTER THE OBLIGATIONS OF THE COMPANY UNDER THIS NOTE SHALL BE AS SET FORTH IN THIS ARTICLE V. UPON SUCH PAYMENT, ANY EVENT OF DEFAULT WHICH OCCURRED PRIOR TO SUCH PAYMENT BY REASON OF ONE OR MORE PROVISIONS OF THIS NOTE WITH WHICH THE COMPANY THEREAFTER IS NO LONGER OBLIGATED TO COMPLY, THEN SHALL NO LONGER EXIST.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of the day and in the year first above written.

                                          SMART SMS CORP.


                                          By: /s/  Steaphan Weir
                                              ----------------------------------
                                              Name: Steaphan Weir
                                              Title: CEO

ASSIGNMENT

      FOR VALUE RECEIVED _________________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO _________________________ (PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE:
______________________________) THE WITHIN NOTE, AND HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS _________________________ ATTORNEY TO TRANSFER THE SAID NOTE ON THE BOOKS OF SMART SMS CORP., A FLORIDA CORPORATION (THE "COMPANY"), WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

      In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Note is being transferred:

      [    ]   To the Company or a subsidiary thereof; or

      [    ]   To a QIB pursuant to and in compliance with Rule 144A; or

      [    ]   To an "accredited investor" pursuant to and in compliance with the 1933 Act; or

      [    ]   Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the 1933 Act (an "Affiliate").

      [    ]   The transferee is an Affiliate of the Company.

      Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:                         NAME:
      ----------                    ------------



                                          --------------------------------------
                                                       SIGNATURE(S)

                                                                       EXHIBIT A

                                 SMART SMS CORP.

                           OPTIONAL REDEMPTION NOTICE

(Section 1.1 of Senior Secured Note)


TO:
   ------------------------
       (Name of Holder)

            (1) Pursuant to the terms of the Senior Secured Note (the "Note"), Smart SMS Corp., a Florida corporation (the "Company"), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Note in accordance with Section 1.1 of the Note as set forth below:

            (i)   The principal amount of the Note to be redeemed is $_______.

            (ii)  The Optional Redemption Price is $_______.

            (iii) The Optional Redemption Date is ______.

            (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date August 7th 2007                      SMART SMS CORP.


                                          By: /s/ Steaphan Weir
                                             ------------------------------
                                          Name:  Steaphan Weir
                                          Title: CEO